Exhibit 10.9

MAIA Biotechnology, Inc.

Amended and Restated 2020 Equity Incentive Plan

Approved by the Board of Directors on: May 29, 2020, with an Effective Date as of May 1, 2020.

As amended by the Board of Directors: latest amendment on July 23, 2021.

1.Purpose; Eligibility.

(a)Purpose. The name of this plan is the “MAIA Biotechnology, Inc., Amended and Restated 2020 Equity Incentive Plan.” The purposes of this Plan are to promote share ownership by key Employees, Directors and Consultants of MAIA Biotechnology, Inc. (the “Company”), a Delaware corporation, thereby reinforcing a mutuality of interest with other stockholders, and to enable the Company to attract, retain and motivate key Employees, Directors and Consultants by permitting them to share in its growth.

(b)Eligibility Award Recipients. The persons eligible to receive Awards under the Plan are Employees, Directors and Consultants of the Company and its Affiliates.

(c)Available Awards. Awards that may be granted under the Plan include: (i) Incentive Stock Options; (ii) Non-Qualified Stock Options; (iii) Restricted Stock; and (iv) Restricted Stock Units.

2.Definitions. As used in this Plan:

“Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with such Person.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-Qualified Stock Option, a Restricted Stock Award or Restricted Stock Unit Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Award Shares” means Shares acquired upon the exercise of an Option Award, vesting of a Restricted Stock Award or settlement of a Restricted Stock Unit Award, as the case may be.

“Board” means the Board of Directors of the Company.

“Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) with respect to any Employee or Consultant: (a) the Company or any of its Affiliates having “cause” to terminate a Participant’s employment or services, as defined in any employment or consulting agreement between the Company or any of its Affiliates and the Participant in effect at the time of such termination; or (b) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause”

contained therein): (1) the Participant’s conviction of, or the entry of a plea of guilty or no contest to, a felony (or any state-law equivalent), a crime involving moral turpitude or any other crime that causes, or is reasonably likely to cause, the Company or any of its Affiliates public disgrace or disrepute, or materially and adversely affects, or is reasonably likely to materially and adversely affect, the Company’s or any of its Affiliates’ operations or financial performance or the relationship the Company or any of its Affiliate’s has with its customers, distributors, partners or suppliers; (2) the Participant’s gross negligence, willful misconduct or a material act of disloyalty with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty; (3) the Participant’s alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription that materially impair the Participant’s ability to perform his or her duties to the Company or any of its Affiliates; (4) the Participant’s failure or refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (6) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (5) the Participant’s material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (6) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; and (ii) with respect to any Director: (a) gross negligence, willful misconduct or a material act of disloyalty with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty; (b) false or fraudulent misrepresentation inducing the Director’s appointment; or (c) repeated failure to participate in Board meetings on a regular basis despite having received proper notice. Any determination of whether Cause exists shall be made by a majority of the disinterested members of the Board in its sole discretion.

“Change in Control” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, the occurrence, whether in a single transaction or series of related transactions, of any one or more of the following: (i) the consummation of an acquisition, merger or consolidation of the Company with or into another entity or any other corporate reorganization, in which the holders of the Company’s outstanding voting securities immediately prior to such transaction hold less than a majority of the continuing or surviving entity’s outstanding voting securities immediately after such transaction; (ii) the sale of more than a majority of the outstanding securities of each class of capital stock of the Company to a Person other than an Affiliate of the Company; or (iii) the sale, transfer or other disposition of all or substantially all of the Company’s assets to a Person other than an Affiliate of the Company. A transaction shall not constitute a “Change in Control” if its principal purpose is: (a) to change the state of the Company’s incorporation; (b) to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction; or (c) for capital raising purposes. In addition, an Initial Public Offering shall not constitute a Change in Control. If the timing of payments provided under an Award Agreement is based on or triggered by a Change in Control then, to extent necessary to avoid violating Section 409A, a Change in Control must also constitute a “change in control event” as defined in the Code.

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time, and any successor to such statute.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.

“Company” means MAIA Biotechnology, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual who is engaged by the Company or any Affiliate of the Company to render bona fide consulting or advisory services, other than in connection with the offer or sale of securities in a capital-raising transaction, whether or not such individual is compensated for such services.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

“Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.

“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its Affiliates for Cause; (iii) the breach of any non-competition, non- solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or any of its Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 5(i)(iii) hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 5(i)(iii) hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Employee” means any individual, including an officer or Director, employed by the Company or any of its Affiliate; provided that for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or an Affiliate of the Company within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or any of its Affiliate shall not be sufficient to constitute “employment.”

“Fair Market Value” means, as of any given day, the amount determined in good faith by the Committee to be the fair market value of a Share on such day, which determination shall be made by the Committee in good faith after taking into consideration all factors which the Committee deems appropriate, including, without limitation, with Sections 409A and 422 of the Code, and such determination shall be conclusive and binding for all purposes.

“Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code.

“Initial Public Offering” means the first public offering of the Company’s equity securities registered under the Securities Act of 1933, as amended, supplemented or restated from time to time, or any successor statute, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded.

“Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Option” means an Incentive Stock Option, or a Non-Qualified Stock Option granted pursuant to the Plan.

“Option Price” means the purchase price per Award Share payable on exercise of an Option.

“Participant” means an eligible Employee, Director or Consultant to whom an

Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association, or one or more Persons acting in concert as a group.

“Plan” means this MAIA Biotechnology, Inc., 2020 Amended and Restated Equity Incentive Plan, as further amended or amended and restated from time to time.

“Repurchase Event” has the meaning set forth in Section 7(a). “Repurchase Period” has the meaning set forth in Section 7(a).

“Repurchase Right” means the Company’s right to repurchase Award Shares as set forth in Section 7 of this Plan.

“Restricted Award” is an Award of Restricted Stock or Restricted Stock Units. “Restricted Period” has the meaning set forth in Section 6.

“Restricted Stock” means Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant provide continuous service for a specified period of time) granted under Section 6(a) of this Plan.

“Restricted Stock Unit” means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant provide continuous service for a specified period of time) granted under Section 6(b) of this Plan

“Right of First Refusal” means the Company’s right of first refusal as set forth in Section 8 of this Plan.

“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretive authority thereunder,

“Shares” means shares of the Common Stock, $0.0001 par value, of the Company or any security into which such shares may be changed by reason of any transaction or event of the type referred to in Section 9.

“Stockholders’ Agreement” means any stockholders’ agreement (including, but not limited to, the Company’s bylaws and Certificate of Incorporation, if and as applicable, and as from time to time in effect) by and among, or otherwise binding, the Company and certain stockholders or one or more agreements among the Company, a Participant (or such Participant’s estate, heirs or beneficiaries) and other parties thereto in such form determined from time to time by the Company in its sole discretion, that include terms and conditions that provide the Company or other stockholders with (i) a right of first refusal or impose other restrictions with respect to the transfer of Shares, (ii) call rights or rights of repurchase with respect to the Shares (iii) a voting agreement with respect to Shares, (iv) “drag-along” rights in favor of the stockholders owning a specified threshold of Shares, (v)“market standoff” or “lock-up” conditions, and (vi) such other reasonable terms and conditions as the Committee may require, if any.

“Ten Percent Stockholder” means any Participant who owns (or is deemed to own pursuant to Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any of its Affiliates.

3.Administration.

(a)Authority of the Committee. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a Committee appointed by the Board. Subject to the terms of the Plan, the Committee’s charter, if any, and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority to:

(i)to construe and interpret the Plan and apply its provisions;

(ii)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)to delegate its authority to one or more officers of the Company;

(v)to determine when Awards are to be granted under the Plan and the applicable Date of Grant;

(vi)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vii)to determine the number of Shares to be made subject to each Award;

(viii)to determine whether each Option is to be an Incentive Stock

Option or a Non-Qualified Stock Option;

(ix)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(x)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xi)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(xii)to interpret, administer, reconcile any inconsistency in, correct any defect in or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xiii)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

(b)Committee Decisions Final. Any determination by the Committee pursuant to any provision of this Plan shall be final, binding and conclusive on the Company and the Participants, unless such determinations are found by a court of competent jurisdiction to be arbitrary and capricious.

(c)Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Committee may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an Affiliate acquiring another entity, an interest in another entity, or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

(d)Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the

Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(e)Uniformity of Awards. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations made under the Plan selectively among Participants who receive or who are eligible to receive Awards (whether or not such Participants or eligible Participants are similarly situated).

4.Shares Available.

(a)Subject to adjustment as provided in Section 9 of this Plan, the total number of Shares available for the grant of Awards pursuant to this Plan shall not exceed 4,171,000 Shares, any or all of which may be issued under Incentive Stock Options. Such Shares may be treasury Shares, Shares reacquired by the Company or Shares of original issue or a combination of the foregoing.

(b)Any Shares subject to an Award that expires or is canceled, forfeited or terminated without issuance of the full number of Shares to which the Award related will again be available for issuance under the Plan.

5.Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Participants. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option granted shall be subject to all of the requirements contained in the Plan, including following provisions in this Section 5, and such other terms not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(a)Each grant shall specify the number of Shares to which it pertains and shall separately designate whether the Options are intended to be Incentive Stock Options, Nonqualified Stock Options, or a combination of the foregoing. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option do not satisfy the requirements of Section 409A.

(b)Each grant shall specify an Option Price, which shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Option Price shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

(c)The Option Price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Shares owned by the Participant having a Fair Market Value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless exercise that complies with all applicable laws.

(d)Each grant shall specify the period or periods of continuous service by the Participant with the Company or any of its Affiliates that is necessary before the Options or installments thereof will become exercisable and may provide for earlier exercise of the Option, including, without limitation, in the event of a Change in Control or similar event. Any grant may specify performance conditions that must be satisfied as a condition to the exercise or early exercise of the Option.

(e)No Option shall be exercisable more than 10 years after the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Incentive Stock Option shall not be exercisable later than 7 years after its Date of Grant.

(f)A Participant may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, a Participant shall give written notice to the Company specifying the number of Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

(g)To the extent required for Incentive Stock Option status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and any other stock option plan of the Company (within the meaning of Section 424 of the Code) shall not exceed $100,000. To the extent any Option granted under the Plan which is intended to be an Incentive Stock Option exceeds the limitation set forth above in this Section 5(g), such Option shall be treated as a Nonqualified Stock Option.

(h)Notwithstanding the foregoing provisions of this Section 5, Incentive Stock Options may be granted only to eligible Participants who are Employees.

(i)Termination of Service. Notwithstanding anything herein to the contrary, unless otherwise provided in the applicable Award Agreement:

(i)If a Participant’s service with the Company or any of its Affiliates is terminated for Cause any Option not already exercised will be immediately and automatically forfeited as of the date of such termination without consideration therefor.

(ii)If a Participant’s service with the Company or any of its Affiliates terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (A) at such time as may be specified by the Committee at or after the time of grant (which, in the event that the Participant resides in the State of California, shall be no less than 6 months from the date of termination), (B) if not specified by the Committee, then 12 months from the date of death, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(iii)If a Participant’s service with the Company or any of its Affiliates terminates by reason of Disability any Option held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination for a period expiring on the earlier of (A) 12 months from the date of termination, or (B) the expiration of the stated term of such Option.

(iv)If a Participant’s service with the Company or any of its Affiliates terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (A) at such time as may be specified by the Committee at or after the time of grant (which, in the event that the Participant resides in the State of California, shall be no less than 30 days from the date of termination), (B) if not specified by the Committee, then 90 days from the date of termination of service, or (C) if sooner than the applicable period specified under (A) or (B) above, then upon the expiration of the stated term of such Option.

(j)Detrimental Activity. Notwithstanding anything herein to the contrary, unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable on the date on which aa Participant engages in Detrimental Activity.

6.Restricted Awards. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Committee shall determine (the “Restricted Period”). Each Restricted Award shall also be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a Share.

(a)Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

(b)Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(c)Restrictions.

(i)Restrictions on Restricted Stock. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of stock certificates or, in the case of uncertificated Shares, notice of issuance; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect to such Shares shall terminate without further obligation on the part of the Company.

(ii)Restrictions on Restricted Stock Units. Restricted Stock Units awarded to a Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period and satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company, and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(d)Committee Discretion to Remove Restrictions. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

(e)Restricted Period. The Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Award at any time and for any reason. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(f)Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any Restricted Stock, the restrictions set forth in Section 6(c)(i) shall be of no further force or effect, unless otherwise set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate or, in the case of uncertificated Shares, notice of issuance, for the Restricted Stock. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share for each outstanding Restricted Stock Unit; provided, however, that if explicitly provided in the Award Agreement, the Committee may, in its sole discretion, elect to pay part cash or part cash and part Shares in lieu of delivering only Shares for vested Restricted Stock Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed.

7.Company’s Repurchase Right.

(a)The Company shall have the right to repurchase some or all of the Award Shares of a Participant upon the occurrence of any of the events specified in Section 7(b) below (the “Repurchase Event”). The Repurchase Right may be exercised by the Company within 180 days following the date of such event (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the Award Shares, as provided in Section 7(c); provided, however, that if the Repurchase Event was the termination of Participant’s employment or other service with the Company or any of its Affiliates for Cause, the amount payable on exercise of the Repurchase Right shall equal the lesser of the Fair Market Value of the Award Shares and, if applicable, the Option Price the Participant had paid for the exercise of the Award Shares. The Company may assign the Repurchase Right to one or more Persons. Upon exercise of the Repurchase Right in the manner provided in this Section 7(a), the Participant shall promptly deliver to the Company the stock certificate or certificates, if any, representing the Award Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances. Upon the Company’s receipt of the certificates, if any, from the Participant (or at such later date as is determined to be necessary by the Committee to avoid any breach by the Company of any agreement to which it is a party), the Company shall deliver to the Participant a check for the purchase price of the Award Shares being purchased; provided, however, that the Company may pay the purchase price for such Award Shares by offsetting and canceling any indebtedness then owed by the Participant to the Company. If Award Shares are not purchased under the Repurchase Right, the Participant and his or her successor in interest, if any, will hold any such Award Shares in his or her possession subject to all of the provisions of this Section 7 and Section 8 hereof.

(b)Company’s Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

(i)The termination of the Participant’s employment or other service with the Company and any of its Affiliates for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, Disability, retirement, discharge (with or without Cause) or resignation for any reason, whether voluntary or involuntarily; or

(ii)The (A) filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Participant, or (B) the Participant being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date or (C) the Participant being subject to a transfer of Award Shares by operation of law, except by reason of death.

(c)Determination of Fair Market Value. For purposes of this Section 7, the Fair Market Value of the Award Shares shall be determined by the Committee as of a date no more than 90 days prior to the date on which the Company provides written notice pursuant to Section 7(a) of its exercise of the Repurchase Right.

(d)Expiration of Company’s Repurchase Right. The Repurchase Right of the Company set forth in this Section 7 shall remain in effect until the closing of an Initial Public Offering.

8.Company’s Right of First Refusal.

(a)Exercise of Right. If at any time the Participant desires to transfer all or any part of the Award Shares to any Person other than the Company (an “Offeror”), the Participant shall: (i) obtain in writing an arms’ length, bona fide offer, subject only to customary (if any) closing conditions (the “Offer”), for the purchase thereof from the Offeror; and (ii) give written notice (the “Offer Notice”) to the Company setting forth the Participant’s desire to transfer such Award Shares, which Offer Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Offer Notice, the Company shall have an assignable option to purchase any or all of such Award Shares (the “Offered Shares”) specified in the Offer Notice, such option to be exercisable by giving, within 10 days after receipt of the Offer Notice, a written counter notice to the Participant. If the Company elects to purchase any or all of such Offered Shares, it shall be obligated to purchase, and the Participant shall be obligated to sell to the Company, such Offered Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter notice.

(b)Sale of Award Shares to Offeror. The Participant may, for 60 days after the expiration of the 10 day option period as set forth in Section 8(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Offered Shares not purchased or agreed to be purchased by the Company or its assignee. If any or all of such Offered Shares are not sold pursuant to an Offer within the time permitted above, the unsold Offered Shares shall remain subject to the terms of this Section 8.

(c)Adjustments for Changes in Capital Structure. If there shall be any change in the Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of Shares, or the like, the restrictions contained in this Section 8 shall apply with equal force to additional or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, Award Shares.

(d)Failure to Deliver Award Shares. If the Participant fails or refuses to deliver on a timely basis duly endorsed certificates representing Offered Shares to be sold to the Company or its assignee pursuant to this Section 8, the Company shall have the right to deposit the purchase price for such Offered Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant, whereupon such Offered Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Participant. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Participant shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Award Shares delivered to the Participant reflecting the restrictions on transfer provided in this Section 8.

(e)Expiration of Company’s Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering.

9.Transferability. Except as the Committee may determine or provide in an Award Agreement or otherwise, in accordance with applicable laws, Awards (a) may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except (i) by will or the laws of descent and distribution, or (ii) subject to the Committee’s consent, pursuant to a domestic relations order as defined by the Code or

Title I of the Employee Retirement Income Security Act of 1974, as amended, and (b) during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by applicable law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Committee specifically approves under applicable law.

10.Adjustments. The Committee shall make or provide for such adjustments in the Option Price and in the number or kind of Shares or other securities covered by outstanding Awards as the Committee in its sole discretion determines to be equitably required in order to prevent dilution or enlargement of the rights of Participants that would otherwise result from any (a) stock dividend, stock split, combination of Shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, or (c) other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash) as it, in good faith, determines to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 4 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 9. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 9 that would (i) cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) cause an Option that is otherwise exempt from Section 409A to become subject to Section 409A, or (iii) cause an Option that is subject to Section 409A to fail to satisfy the requirements of Section 409A.

11.Section 409A.

(a)General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Committee may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s Date of Grant. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant, “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon termination of a Participant’s relationship with the Company or an Affiliate of the Company will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

12.No Right to Employment or Other Service Rights. No person will have any claim or right to be granted an Award and nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of applicable law.

13.No Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms (including any obligation to execute a Stockholders’ Agreement) and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 10 hereof. In connection with the grant, vesting or exercise of any Award under the Plan, the Committee may require that the Participant shall become party to, or otherwise agree to by bound by, any Stockholders’ Agreement or other agreement the Committee may require.

14.Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

15.Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for applicable tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local, foreign or other taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with securities of the Company, including Award Shares that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

16.Governing Law. The Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to such state’s conflict of law rules.

17.Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractional Shares, by rounding, forfeiture or otherwise, or for the settlement of fractional Shares for cash, additional Awards or other securities or property.

18.Lock-Up Period. The Company may, in its discretion, in connection with an Initial Public Offering, or any other registered offering of the Company’s securities under the Securities Act of 1933, as amended, prohibit a Participant from directly or indirectly selling, offering for sale, transferring or otherwise disposed of any Award Shares or other Company securities for a period of up to 180 days following the effective date of the registration statement filed in connection with the Initial Public Offering or other registered offering, or for such longer period as determined by the Committee.

19.Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any of its Affiliates outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such sub-plans or supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

20.Adjustments for Changes in Control. Notwithstanding anything to the contrary set forth in the Plan or any Award Agreement:

(a)Upon or in anticipation of any Change in Control of the Company or any of its Affiliates, the Committee may, but shall not be obligated to, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Awards held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding unvested Awards held by Participants affected by the Change in Control to be cancelled without consideration therefor; (iii) cancel any Awards in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); or (iv) cancel any Award held by a Participant affected by the Change in Control in exchange for cash or other substitute consideration.

(b)In the event of a Change in Control, each Participant shall, except to the extent otherwise determined by the Committee, be subject to substantially the same escrow, indemnification and similar obligations, contingencies and encumbrances contained in the definitive agreement relating to the Change in Control as other stockholders of the Company may be subject (including, without limitation, the requirement to contribute a proportionate number of Shares issued as a result of the exercise or vesting of an Award, or any cash or property that may be received upon exercise or exchange of an Award, to an escrow fund, or otherwise have a proportionate amount of such Shares, cash or other property encumbered by the indemnification, escrow and similar provisions of such definitive agreement). By accepting an Award, a Participant agrees to execute such documents and instruments as the Company may reasonably require for the Participant to be bound by such obligations. In the event that a Participant fails or refuses to execute such documents and instruments, such Participant’s Award (to the extent outstanding as of the date of the Change in Control) shall, unless otherwise determined by the Committee, be canceled and be of no further force and effect upon the consummation of a Change in Control.

21.Amendment.

(a)The Board may at any time and from time to time amend or terminate the Plan. However, except as provided in Section 10 relating to adjustments and Section 21(b), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

(b)It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A or to bring the Plan or Awards granted under it into compliance therewith.

22.Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

23.Effective Date. This Plan shall be effective immediately; provided, however, that the effectiveness of this Plan is conditioned on its approval by the stockholders of the Company in accordance with applicable law within 12 months after the date this Plan is adopted by the Board. All Awards under this Plan shall be null and void if the Plan is not approved by the stockholders within such 12-month period.

24.Data Privacy. As a condition to receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 24 by and among the Company and its Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any securities held in the Company or its Affiliates; and Award details, to implement, manage and administer the Plan and Awards (collectively, the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Award Shares. The Data related to a Participant will be maintained only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view, request additional information about the storage and processing of and recommend any necessary corrections to the Data regarding such Participant or refuse or withdraw the consents provided in this Section 24 by making a written request to the Committee. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 24.

25.Securities Laws. The Committee shall condition any Award upon compliance with applicable federal and state securities laws and the securities laws of any other applicable jurisdiction. The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Committee deems appropriate to reflect any restrictions on transfer and compliance with applicable federal and state securities laws and the securities laws of any other applicable jurisdiction. All certificates for Award Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any inter-dealer quotation system or national securities exchange upon which the Award Shares are then quoted for trading or listed, and any other applicable federal or state securities laws or the securities laws of any other applicable jurisdiction, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions

26.Conditions on Delivery of Award Shares. The Company will not be obligated to deliver any Award Shares under the Plan or remove restrictions from Award Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Company’s satisfaction, (b) as determined by the Company, all other legal matters regarding the issuance and delivery of such Award Shares have been satisfied, including, without limitation, any applicable securities laws, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Award Shares as to which such requisite authority has not been obtained.

27.Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Committee, which the Committee may grant (prospectively or retroactively) or withhold in its sole discretion. If, with the consent of the Committee, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

28.Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, provide in an Award Agreement or otherwise that the Committee may cancel an Award if the Participant has engaged in or engages in any Detrimental Activity. The Committee may, in its sole discretion, also provide in an Award Agreement or otherwise that (a) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Award, and must repay the gain to the Company, and (b) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable Law.

29.Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

30.Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Affiliate of the Company) that the Committee has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

31.Limitations on Liability; Indemnification. Notwithstanding any other provisions of the Plan, (a) no member of the Committee, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan or any Award in good faith, and (b) no member of the Committee, director, officer, other employee or agent of the Company or any Affiliate of the Company will be liable, (i) to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan or any Award, or (ii) because of any contract or other instrument executed with respect to the Plan in his or her capacity as a member of the Committee, director, officer, other employee or agent of the Company or any Affiliate of the Company. The Company will indemnify and hold harmless each member of the Committee, director, officer, other employee and agent of the Company that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including, without limitation, reasonable attorneys’ fees) or liability (including, without limitation, any sum paid in settlement of a claim with the Committee’s approval) arising from any act or omission concerning this Plan, unless arising from such person’s own fraud or bad faith, to the fullest extent permitted by law, any indemnification agreement and under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

32.Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

33.Term. No Award shall be granted pursuant to this Plan more than 10 years after the earlier of (a) the date on which this Plan is first approved by the stockholders of the Company, or (b) the date the Plan is adopted by the Committee, but Awards granted prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

34.Notices. Any notice to be given to the Company pursuant to the provisions of the Plan will be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its Secretary (or such other person as the Company may designate in writing from time to time) at its principal executive office, and, if to a Participant, to the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or on the date 5 days after the date of the mailing (which will be by regular, registered or certified mail).